Exhibit 99.1
CACI Reports Results for Its Fiscal 2024 Second Quarter and
Raises Fiscal Year Guidance
Revenues of $1.8 billion, +11% YoY
Net income of $83.9 million and diluted EPS of $3.74, +2% YoY
Adjusted net income of $97.6 million and adjusted diluted EPS of $4.36, +2% YoY
Contract awards of $2.2 billion and book-to-bill of 1.2x
Raising Fiscal Year 2024 guidance for revenue, adjusted net income, adjusted diluted EPS, and free cash flow

RESTON, Va.--(BUSINESS WIRE)--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government customers, announced results today for its fiscal second quarter ended December 31, 2023.
“I’m pleased with how our business is performing, both the near-term conversion of our growing backlog as well as our positioning for future growth,” said John Mengucci, CACI President and Chief Executive Officer. “The first half of Fiscal Year 2024 played out as we expected and we are seeing increasing momentum in the second half of the year. This acceleration enables us to raise our Fiscal Year 2024 guidance. We continue to win in the marketplace by providing differentiated capabilities, investing ahead of customer need, and leveraging our exceptional past performance and business development. We remain confident in our ability to drive long-term growth, increase free cash flow, and generate value for our customers and our shareholders.”
Second Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	12/31/2023	12/31/2022	% Change
Revenues	$1,833.9	$1,649.4	11.2%
Income from operations	$133.3	$130.9	1.9%
Net income	$83.9	$87.1	-3.7%
Adjusted net income, a non-GAAP measure[1]	$97.6	$101.3	-3.6%
Diluted earnings per share	$3.74	$3.68	1.6%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$4.36	$4.28	1.9%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$170.9	$168.4	1.5%
Net cash provided by operating activities excluding MARPA[1]	$83.2	$22.0	278.8%
Free cash flow, a non-GAAP measure[1]	$67.8	$9.1	647.4%
Days sales outstanding (DSO)[2]	47	51
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)The DSO calculations for three months ended December 31, 2023 and 2022 exclude the impact of the Company's Master Accounts Receivable Purchase Agreement (MARPA), which was 6 days and 8 days, respectively.

Revenues in the second quarter of fiscal year 2024 increased 11.2 percent year-over-year, essentially all organic growth. The increase in income from operations was driven by higher revenues and gross profit. Growth in diluted earnings per share and adjusted diluted earnings per share was driven by higher income from operations, lower tax provision, and share repurchases, partially offset by higher interest expense. The increase in cash from operations, excluding MARPA was driven primarily by higher cash tax payments in the year-ago quarter, including a $47 million payment related to Section 174 of the Tax Cuts and Jobs Act of 2017.

Second Quarter Contract Awards
Contract awards in the second quarter totaled $2.2 billion, with approximately 55 percent for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:
•CACI was selected for Global Enterprise Network Modernization (GENMOD), a five-year, single-award task order worth up to $526 million to provide network modernization and sustainment technology to the U.S. Army. CACI will deliver vertical integration to create a robust, reliable, and high-speed network modernizing the Army’s enterprise IT infrastructure and facilities across the Pacific and Southwest Asia.
•CACI won a single-award, five-year task order worth up to $382 million to provide technology to the U.S. Army Combat Capabilities Development Command (DEVCOM) Engineering and Systems Integration Directorate (ESID) Trojan Engineering and Systems Integration (ESI) Advancement of Trojan Systems (EATS). CACI will provide advanced software and full life cycle support for the Trojan family of systems across the Army military intelligence enterprise at all echelons.
•CACI was awarded a $239 million task order to provide technology, including commercial solution for classified (CSfC), to modernize a Department of Defense network.
•CACI was awarded a five-year task order valued at up to $64 million to provide complete life cycle hardware and systems engineering for the U.S. Air Force Distributed Common Ground System (DCGS). CACI’s proven mobile technologies deliver scalable, customizable mobile command, control, computers, and communications (C4) capabilities. This technology award will support the Air Force Life Cycle Management Center C2ISR Division under the Program Executive Office (PEO) – Digital Directorate.
Total backlog as of December 31, 2023 was $26.9 billion compared with $26.5 billion a year ago, an increase of 2 percent. Funded backlog as of December 31, 2023 was $3.7 billion compared with $3.2 billion a year ago, an increase of 16 percent.
Additional Highlights
•CACI was named to the Forbes 2023 list of America’s Best Employers for Veterans for the fourth consecutive year. As an employer with a workforce of approximately 23,000 employees, of which 38% are veterans, military spouses, or current members of the National Guard and Reserves, CACI strives to create a welcoming environment that allows veterans to thrive and continue their mission. CACI ranked seventh in Aerospace and Defense and 39th overall.
•CACI received the National Veteran Small Business Coalition’s (NVSBC) Champions Award for exceeding the NVSBC-established goals for subcontracting to service-disabled and veteran-owned small businesses (SD/VOSB’s) during the federal government’s fiscal year 2022.
•CACI hired Tanya M. Skeen, former Assistant Secretary of Defense for Acquisition (Acting), as Senior Vice President of Corporate Strategy and Development. In this role, she will be providing guidance and recommendations on investments to further advance CACI’s capabilities aimed at satisfying our customers’ future mission needs.

Fiscal Year 2024 Guidance
The table below summarizes our fiscal year 2024 guidance and represents our views as of January 24, 2024. Our revenue guidance reflects approximately $200 million of higher-than-expected material purchases by our customers, split evenly between the first and second quarters of fiscal year 2024. Our guidance also reflects lower diluted weighted average shares due to the effect of share repurchases.

(in millions, except earnings per share)	Fiscal Year 2024
	Current Guidance	Prior Guidance
Revenues	$7,300 - $7,500	$7,200 - $7,400
Adjusted net income, a non-GAAP measure[1]	$450 - $465	$440 - $465
Adjusted diluted earnings per share, a non-GAAP measure[1]	$19.91 - $20.58	$19.38 - $20.48
Diluted weighted average shares	22.6	22.7
Free cash flow, a non-GAAP measure[2]	at least $420	at least $410
(1)Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures (capex). This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. Fiscal year 2024 free cash flow guidance assumes approximately $75 million in tax payments related to Section 174 of the Tax Cuts and Jobs Act of 2017. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Conference Call Information
We have scheduled a conference call for 8:00 AM Eastern Time Thursday, January 25, 2024 during which members of our senior management will be making a brief presentation focusing on second quarter results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.
About CACI
At CACI International Inc (NYSE: CACI), our 23,000 talented and dynamic employees are ever vigilant in delivering distinctive expertise and differentiated technology to meet our customers’ greatest challenges in national security and government modernization. We are a company of good character, relentless innovation, and long-standing excellence. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. CACI is a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

Corporate Communications and Media:	Investor Relations:
Lorraine Corcoran, Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(703) 434-4165, lorraine.corcoran@caci.com	(703) 841-7818, george.price@caci.com

CACI International Inc
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	12/31/2023	12/31/2022	% Change	12/31/2023	12/31/2022	% Change
Revenues	$1,833,934	$1,649,416	11.2%	$3,684,081	$3,255,175	13.2%
Costs of revenues:
Direct costs	1,255,251	1,094,314	14.7%	2,528,169	2,150,086	17.6%
Indirect costs and selling expenses	409,355	388,303	5.4%	813,988	770,384	5.7%
Depreciation and amortization	36,023	35,932	0.3%	71,270	71,035	0.3%
Total costs of revenues	1,700,629	1,518,549	12.0%	3,413,427	2,991,505	14.1%
Income from operations	133,305	130,867	1.9%	270,654	263,670	2.6%
Interest expense and other, net	27,519	19,942	38.0%	53,090	36,135	46.9%
Income before income taxes	105,786	110,925	-4.6%	217,564	227,535	-4.4%
Income taxes	21,916	23,824	-8.0%	47,647	51,309	-7.1%
Net income	$83,870	$87,101	-3.7%	$169,917	$176,226	-3.6%

Basic earnings per share	$3.76	$3.71	1.3%	$7.56	$7.51	0.7%
Diluted earnings per share	$3.74	$3.68	1.6%	$7.50	$7.44	0.8%

Weighted average shares used in per share computations:
Weighted-average basic shares outstanding	22,282	23,506	-5.2%	22,464	23,463	-4.3%
Weighted-average diluted shares outstanding	22,407	23,676	-5.4%	22,650	23,677	-4.3%

CACI International Inc
Consolidated Balance Sheets (Unaudited)
(in thousands)

	12/31/2023	6/30/2023
ASSETS
Current assets:
Cash and cash equivalents	$128,851	$115,776
Accounts receivable, net	947,452	894,946
Prepaid expenses and other current assets	227,501	199,315
Total current assets	1,303,804	1,210,037

Goodwill	4,106,113	4,084,705
Intangible assets, net	474,964	507,835
Property, plant and equipment, net	190,199	199,519
Operating lease right-of-use assets	309,084	312,989
Supplemental retirement savings plan assets	97,559	96,739
Accounts receivable, long-term	12,409	11,857
Other long-term assets	164,310	177,127
Total assets	$6,658,442	$6,600,808

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$61,250	$45,938
Accounts payable	298,544	198,177
Accrued compensation and benefits	248,187	372,354
Other accrued expenses and current liabilities	378,145	377,502
Total current liabilities	986,126	993,971

Long-term debt, net of current portion	1,713,413	1,650,443
Supplemental retirement savings plan obligations, net of current portion	112,514	104,912
Deferred income taxes	55,293	120,545
Operating lease liabilities, noncurrent	323,919	329,432
Other long-term liabilities	231,553	177,171
Total liabilities	3,422,818	3,376,474

Total shareholders' equity	3,235,624	3,224,334
Total liabilities and shareholders' equity	$6,658,442	$6,600,808

CACI International Inc
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	12/31/2023	12/31/2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$169,917	$176,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,270	71,035
Amortization of deferred financing costs	1,095	1,126
Non-cash lease expense	33,835	34,909
Stock-based compensation expense	22,949	20,196
Deferred income taxes	(25,770)	(48,320)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(50,642)	55,518
Prepaid expenses and other assets	(28,703)	(30,322)
Accounts payable and other accrued expenses	90,769	28,157
Accrued compensation and benefits	(124,640)	(59,917)
Income taxes payable and receivable	2,879	(5,110)
Operating lease liabilities	(38,206)	(40,050)
Long-term liabilities	17,099	3,642
Net cash provided by operating activities	141,852	207,090

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(29,410)	(25,670)
Acquisitions of businesses, net of cash acquired	(10,869)	—
Other	1,974	—
Net cash used in investing activities	(38,305)	(25,670)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under bank credit facilities	1,531,500	1,101,500
Principal payments made under bank credit facilities	(1,454,313)	(1,269,813)
Proceeds from employee stock purchase plans	5,848	5,288
Repurchases of common stock	(155,765)	(5,286)
Payment of taxes for equity transactions	(18,061)	(13,269)
Net cash used in financing activities	(90,791)	(181,580)
Effect of exchange rate changes on cash and cash equivalents	319	94
Net change in cash and cash equivalents	13,075	(66)
Cash and cash equivalents, beginning of period	115,776	114,804
Cash and cash equivalents, end of period	$128,851	$114,738

Revenues by Customer Group (Unaudited)

	Three Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Department of Defense	$1,358,509	74.0%	$1,160,060	70.4%	$198,449	17.1%
Federal Civilian agencies	389,942	21.3%	399,768	24.2%	(9,826)	-2.5%
Commercial and other	85,483	4.7%	89,588	5.4%	(4,105)	-4.6%
Total	$1,833,934	100.0%	$1,649,416	100.0%	$184,518	11.2%

	Six Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Department of Defense	$2,710,815	73.6%	$2,255,380	69.3%	$455,435	20.2%
Federal Civilian agencies	797,286	21.6%	823,855	25.3%	(26,569)	-3.2%
Commercial and other	175,980	4.8%	175,940	5.4%	40	—%
Total	$3,684,081	100.0%	$3,255,175	100.0%	$428,906	13.2%

Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Cost-plus-fee	$1,102,474	60.1%	$953,344	57.8%	$149,130	15.6%
Fixed-price	519,544	28.3%	509,356	30.9%	10,188	2.0%
Time-and-materials	211,916	11.6%	186,716	11.3%	25,200	13.5%
Total	$1,833,934	100.0%	$1,649,416	100.0%	$184,518	11.2%

	Six Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Cost-plus-fee	$2,236,909	60.7%	$1,888,090	58.1%	$348,819	18.5%
Fixed-price	1,021,621	27.7%	991,129	30.4%	30,492	3.1%
Time-and-materials	425,551	11.6%	375,956	11.5%	49,595	13.2%
Total	$3,684,081	100.0%	$3,255,175	100.0%	$428,906	13.2%

Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Prime contractor	$1,636,377	89.2%	$1,460,839	88.6%	$175,538	12.0%
Subcontractor	197,557	10.8%	188,577	11.4%	8,980	4.8%
Total	$1,833,934	100.0%	$1,649,416	100.0%	$184,518	11.2%

	Six Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Prime contractor	$3,285,739	89.2%	$2,911,149	89.4%	$374,590	12.9%
Subcontractor	398,342	10.8%	344,026	10.6%	54,316	15.8%
Total	$3,684,081	100.0%	$3,255,175	100.0%	$428,906	13.2%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Expertise	$849,541	46.3%	$741,620	45.0%	$107,921	14.6%
Technology	984,393	53.7%	907,796	55.0%	76,597	8.4%
Total	$1,833,934	100.0%	$1,649,416	100.0%	$184,518	11.2%

	Six Months Ended
(in thousands)	12/31/2023		12/31/2022		$ Change	% Change
Expertise	$1,727,635	46.9%	$1,475,823	45.3%	$251,812	17.1%
Technology	1,956,446	53.1%	1,779,352	54.7%	177,094	10.0%
Total	$3,684,081	100.0%	$3,255,175	100.0%	$428,906	13.2%

Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	12/31/2023	12/31/2022	$ Change	% Change
Contract Awards	$2,199,671	$3,488,834	$(1,289,163)	-37.0%

	Six Months Ended
(in thousands)	12/31/2023	12/31/2022	$ Change	% Change
Contract Awards	$5,268,914	$6,734,457	$(1,465,543)	-21.8%

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and Adjusted diluted EPS are non-GAAP performance measures. We define Adjusted net income and Adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	12/31/2023	12/31/2022	% Change	12/31/2023	12/31/2022	% Change
Net income, as reported	$83,870	$87,101	-3.7%	$169,917	$176,226	-3.6%
Intangible amortization expense	18,426	19,109	-3.6%	36,792	38,223	-3.7%
Tax effect of intangible amortization[1]	(4,699)	(4,949)	-5.1%	(9,383)	(9,899)	-5.2%
Adjusted net income	$97,597	$101,261	-3.6%	$197,326	$204,550	-3.5%

	Three Months Ended			Six Months Ended
	12/31/2023	12/31/2022	% Change	12/31/2023	12/31/2022	% Change
Diluted EPS, as reported	$3.74	$3.68	1.6%	$7.50	$7.44	0.8%
Intangible amortization expense	0.82	0.81	1.2%	1.62	1.61	0.6%
Tax effect of intangible amortization[1]	(0.20)	(0.21)	-4.8%	(0.41)	(0.41)	—%
Adjusted diluted EPS	$4.36	$4.28	1.9%	$8.71	$8.64	0.8%

	FY24 Guidance Range
(in millions, except per share data)	Low End		High End
Net income, as reported	$396	---	$411
Intangible amortization expense	73	---	73
Tax effect of intangible amortization[1]	(19)	---	(19)
Adjusted net income	$450	---	$465

	FY24 Guidance Range
	Low End		High End
Diluted EPS, as reported	$17.52	---	$18.19
Intangible amortization expense	3.23	---	3.23
Tax effect of intangible amortization[1]	(0.84)	---	(0.84)
Adjusted diluted EPS	$19.91	---	$20.58

(1)Calculation uses an assumed full year statutory tax rate of 25.5% and 25.9% on non-GAAP tax deductible adjustments for December 31, 2023 and 2022, respectively.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)
The Company views EBITDA and EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define EBITDA as GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense (including depreciation within direct costs). We consider EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, which we do not believe are indicative of our operating performance. EBITDA margin is divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2023	12/31/2022	% Change	12/31/2023	12/31/2022	% Change
Net income	$83,870	$87,101	-3.7%	$169,917	$176,226	-3.6%
Plus:
Income taxes	21,916	23,824	-8.0%	47,647	51,309	-7.1%
Interest income and expense, net	27,519	19,942	38.0%	53,090	36,135	46.9%
Depreciation and amortization expense, including amounts within direct costs	37,612	37,582	0.1%	74,501	74,813	-0.4%
EBITDA	$170,917	$168,449	1.5%	$345,155	$338,483	2.0%

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2023	12/31/2022	% Change	12/31/2023	12/31/2022	% Change
Revenues, as reported	$1,833,934	$1,649,416	11.2%	$3,684,081	$3,255,175	13.2%
EBITDA	170,917	168,449	1.5%	345,155	338,483	2.0%
EBITDA margin	9.3%	10.2%		9.4%	10.4%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines Net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s Master Accounts Receivable Purchase Agreement (MARPA) for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $250.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines Free cash flow as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Six Months Ended
(in thousands)	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Net cash provided by operating activities	$71,764	$62,247	$141,852	$207,090
Cash used in (provided by) MARPA	11,478	(40,273)	34,645	(42,177)
Net cash provided by operating activities excluding MARPA	83,242	21,974	176,497	164,913
Capital expenditures	(15,419)	(12,899)	(29,410)	(25,670)
Free cash flow	$67,823	$9,075	$147,087	$139,243

	FY24 Guidance
(in millions)	Current	Prior
Net cash provided by operating activities	$510	$500
Cash used in (provided by) MARPA	—	—
Net cash provided by operating activities excluding MARPA	510	500
Capital expenditures	(90)	(90)
Free cash flow	$420	$410